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                                                                    EXHIBIT 10.4

                          REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made as of the 17th day of April, 2006, by and among Delek US Holdings, Inc., a Delaware corporation (the "COMPANY"), and Delek Group Ltd., an Israeli corporation ("DELEK GROUP").

                                    RECITALS

      WHEREAS, upon completion of an initial public offering of shares of common stock, par value $0.01 per share ("COMMON STOCK"), of the Company (the "INITIAL PUBLIC OFFERING"), the Company will cease to be an indirect wholly-owned subsidiary of Delek Group; and

      WHEREAS, in connection with the Initial Public Offering, the Company desires to grant to Delek Group registration rights with respect to Delek Group's ownership (directly or through its Affiliates (as defined below)), of Common Stock, upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, and intending to be legally bound, the parties agree as follows:

SECTION 1. REGISTRATION RIGHTS.

      1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

            (a) "AFFILIATE" means, with respect to any specified Person, (i) any other Person that owns (directly or indirectly), individually or as part of a group (as determined pursuant to Rule 13d-5 under the Exchange Act) greater than fifty percent (50%) of the voting stock or other capital interest of such specified Person, (ii) any other Person of whom greater than fifty percent (50%) of the voting stock or other capital interest is owned by (directly or indirectly), individually or as part of a group (as determined pursuant to Rule 13d-5 under the Exchange Act) by such specified Person, and (iii) any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

            (b) "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            (c) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

            (d) "HOLDERS" means Delek Group (including any Affiliate of Delek Group that is the record holder of shares of Common Stock) and any permitted assignee of Delek Group's rights under this Agreement.


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            (e) "REGISTER," "REGISTERED" and "REGISTRATION" mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            (f) "PERSON" means an individual, corporation, limited liability company, general or limited partnership, association, trust, unincorporated organization, other entity or group.

            (g) "REGISTRABLE SECURITIES" means all shares of Common Stock owned by the Holders from time to time; provided, however, that Registrable Securities shall not include any shares of Common Stock (i) that have been disposed of in accordance with an effective registration statement under the Securities Act,
(ii) that have been disposed of pursuant to Rule 144, (iii) that may be freely distributed by the Holders in a public offering or otherwise without the need for registration of qualification of such shares of Common Stock under the Securities Act or any similar state law then in force in light of legal requirements or market conditions and without any restriction on the volume or manner of sale or any other limitations under Rule 144, (iv) that have ceased to be outstanding, or (v) which the Holders agree in writing shall not be Registrable Securities for purposes of this Agreement.

            (h) "REGISTRATION EXPENSES" means all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration and qualification fees, printing expenses, filing fees, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration and reasonable fees and disbursements of a single special counsel for the Holders selected by the Holders of a majority of the Registrable Securities to be so offered for sale and reasonably acceptable to the Company, and the compensation of regular employees of the Company, but shall not include Selling Expenses.

            (i) "RULE 144" means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

            (j) "RULE 145" means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

            (k) "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

            (l) "SELLING EXPENSES" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

            (m) "SELLING HOLDER" means a Holder proposing to sell or distribute, or selling or distributing, Registrable Securities pursuant to this Agreement.

      1.2   DEMAND REGISTRATION ON FORM S-3.

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            (a) If the Company is eligible for the use of Form S-3, the Holders shall collectively have, in addition to the rights set forth in Section 1.3, the right to request up to three registrations on Form S-3. Such requests shall be in writing and shall state the number of Registrable Securities to be disposed of and the intended methods of disposition of such Registrable Securities by the requesting Holder or Holders. In connection with any such request, the Company shall, subject to Section 1.2(b):

                  (i) promptly give written notice of the proposed registration to all other Holders; and

                  (ii) use its reasonable best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act and the Exchange Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

            (b) The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

                  (i) if the Selling Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public, net of expected Selling Expenses, of less than Ten Million Dollars ($10,000,000); or

                  (ii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

            (c) Subject to Section 1.2(b), the Company shall use its reasonable best efforts to effect such a registration of the Registrable Securities so requested as soon as practicable but in any event within one hundred twenty
(120) days after receipt of the request or requests of the Selling Holders pursuant to Section 1.2(a); provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be materially disadvantageous to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing or effectiveness of such registration statement at such time, and (ii) the Company furnishes to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially disadvantageous to the Company for such registration statement to be filed or become effective in the near future and that it is, therefore, essential to defer the filing or effectiveness of such registration statement, then the Company shall have the right to defer such filing or effectiveness, upon furnishing such certificate, for a period of not more than one hundred twenty (120) days; provided further, that the Company shall not defer its obligation in this manner more than once in any rolling twelve (12) month period.


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            (d) Any registration statement filed pursuant to this Section 1.2 may, subject to the provisions of Sections 1.2(e), 1.8 and 1.11 hereof, include other securities of the Company with respect to which registration rights have been granted and may include securities of the Company being sold for the account of the Company.

            (e) If the Selling Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a)(i). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Selling Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters of recognized national standing selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Selling Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Selling Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the Company shall include in such registration (i) first, any shares to be sold by the Company, (ii) second, the shares of Registrable Securities of the Selling Holders participating in the requested registration, allocated pro rata among such Selling Holders in proportion to the number of shares of Registrable Securities owned by them or allocated among such Selling Holders as they may agree and advise the Company in writing, and (iii) third, any shares to be sold by any other stockholder exercising piggyback registration rights with respect to such shares. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. To the extent that Registrable Securities requested to be registered pursuant to this Section 1.2 are excluded from such registration, then the Holders shall have the right to one additional request for registration pursuant to Section 1.2(a), provided that the failure of such Registrable Securities to be registered is through no fault of such Holders; provided, however, that if, prior to a request for registration pursuant to
Section 1.2(a), an assignment pursuant to Section 1.10(b) of one or more of the three demand registration rights granted pursuant to Section 1.2(a) has occurred (a "DEMAND ASSIGNMENT"), the Holder that initiated the request to register Registrable Securities that was excluded or withdrawn from the underwriting, and not the other Holders, shall have the right to one additional request for registration.

            (f) The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2 during the period starting with the date thirty (30) days prior to the Company's good faith estimate of the filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration statement initiated by the Company (other than a registration statement relating solely to employee benefit plans on Form S-3 or Form S-8 or similar forms that may be promulgated in the future, or a registration statement relating solely to a transaction pursuant to Rule 145 on Form S-4 or similar forms that may be promulgated in the future); provided, however, that the Company is actively employing in good faith its reasonable best efforts to cause such registration statement to become effective.

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      1.3   COMPANY REGISTRATION.

            (a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.2 hereof), other than a registration relating solely to employee benefit plans, a registration relating to a corporate reorganization or other transaction under Rule 145, or a registration on any registration form that does not permit secondary sales, the Company will:

                  (i)   promptly give to each Holder written notice thereof;
and

                  (ii) use its reasonable best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within fourteen (14) days after the written notice from the Company described in clause (i) above is deemed to be given to the Holders in accordance with Section
2.5. Such written request may specify all or a part of a Holder's Registrable Securities.

            (b) In connection with any offering, other than the Initial Public Offering, involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters and, if requested, enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities requested by Holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering, the securities so included to be apportioned (i) first pro rata among the Selling Holders according to the total amount of securities requested to be included therein owned by each Selling Holder or allocated among such Selling Holders as they may agree and advise the Company in writing, and
(ii) second, any remaining securities to any other selling stockholders exercising registration rights with respect to such securities.

      If any Person does not agree to the terms of any such underwriting or otherwise fails to comply with the provisions of this Agreement, such Person shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            (c) No Holder shall be entitled to exercise the registration rights set forth in this Section 1.3 except with respect to registrations by the Company that would occur after the

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expiration of the lock-up period applicable to Delek Group in connection with the Initial Public Offering.

            (d) The Company shall have the right to terminate or withdraw any registration initiated under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company if required under Section 1.4 below.

      1.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 1.2 and 1.3 hereof shall be borne by the Company. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf. Notwithstanding the foregoing, the Company shall not be required to pay for any Registration Expenses of any registration begun pursuant to Section 1.2 hereof if a registration demand initiated by the Holders under Section 1.2(a) is subsequently withdrawn at the request of Selling Holders of a majority of the Registrable Securities to be so registered (in which case all participating Selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be registered in the withdrawn registration statement and such withdrawn registration shall not constitute the use by the Holders of a requested registration under Section 1.2); provided, however, (a) that if at the time of such withdrawal the Seller Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and they have withdrawn the request with reasonable promptness following the Selling Holders having learned of such material adverse change, then the Selling Holders shall not be required to pay any of such Registration Expenses and such withdrawn registration shall not constitute the use by the Holders of a demand registration under Section 1.2; provided, however, that if, prior to a request for registration pursuant to Section 1.2(a), a Demand Assignment has occurred, the Holder that initiated the request to register Registrable Securities in the withdrawn registration, and not the other Holders, shall have the right to one additional request for registration; or (b) the Selling Holders agree (or, if a Demand Assignment has occurred prior to a request for registration pursuant to
Section 1.2(a), the Holder that initiated the request to register Registrable Securities in the withdrawn registration agrees) in writing to forego one demand right pursuant to Section 1.2, then the Selling Holders shall not be required to pay any of the Registration Expenses.

      1.5 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to Section 1.2 or 1.3, the Company will keep each Selling Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its reasonable best efforts to:

            (a) prepare and file with the Commission a registration statement with respect to such shares and use its reasonable best efforts to cause such registration statement to become effective as soon as reasonably practicable thereafter (provided that before filing a registration statement or any amendments or supplements thereto, the Company shall furnish counsel for the Selling Holders with copies of all such documents proposed to be filed) and to cause such registration statement to comply as to form and content in all material respects with the Commission's forms, rules and regulations;

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            (b) keep such registration effective for a period of one hundred eighty (180) days in the case of a registration pursuant to Section 1.2 hereof, for a period of one hundred twenty (120) days in the case of a registration pursuant to Section 1.3 hereof, or until the Selling Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

            (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

            (d) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Selling Holder from time to time may reasonably request;

            (e) use all reasonable efforts to register or qualify such shares under such other securities or blue sky laws of such jurisdictions as such Selling Holder requests (and to maintain such registrations and qualifications effective for the applicable period of time set forth in Section 1.5(b) hereof), and to do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of such shares; provided that, notwithstanding anything to the contrary in this Agreement with respect to the bearing of expenses, if any such jurisdiction shall require that expenses incurred in connection with the qualification of such shares in that jurisdiction be borne in part or full by such Selling Holder, then such Selling Holder shall pay such expenses to the extent required by such jurisdiction;

            (f) notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

            (g) use its reasonable best efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

            (h) provide a CUSIP number for all such Registrable Securities not later than the effective date of such registration;

            (i) provide the transfer agent for the Common Stock with certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company

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(or, if the Registrable Securities are not in book-entry form, reasonably cooperate with each Selling Holder to facilitate timely preparation and delivery of certificates representing Registrable Securities sold pursuant to the effective registration statement and not bearing any restrictive legends (unless required by applicable law));

            (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and to assist in any filings required to be made with the National Association of Securities Dealers by any underwriter in connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.2 or 1.3 hereof;

            (k) make available for reasonable inspection upon prior written notice by such Holder, by any underwriter participating in any distribution pursuant to such registration statement, and by any attorney, accountant or other agent bound by a confidentiality arrangement retained by such Holder or by any such underwriter, all financial and other records, pertinent corporate documents, and properties of the Company (other than confidential intellectual property or other property or information that is subject to legal confidentiality obligations);

            (l) in connection with any underwritten offering pursuant to a registration statement filed pursuant to Sections 1.2 or 1.3 hereof, will enter into an underwriting agreement in usual and customary form reasonably necessary to effect the offer and sale of Registrable Securities; provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions; and

            (m) furnish, at the request of a majority of the Selling Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to the underwriters in an underwritten public offering addressed to the underwriters and (ii) a letter dated as of such date from the Company's independent registered public accounting firm, in form and substance as is customarily given by independent registered public accounting firms to underwriters in an underwritten public offering addressed to the underwriters.

      1.6            INDEMNIFICATION.

            (a) The Company will indemnify each Selling Holder, each of such Selling Holder's Affiliates, officers, directors, managers, members, partners, legal counsel, accountants and representatives and each person controlling such Selling Holder within the meaning of Section 15 of the Securities Act with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all claims, actions, losses, damages, and liabilities (joint or several) (or actions, proceedings or settlements in respect thereof) arising out of or based on any of the following statements, omissions or violations (each, a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, including any preliminary

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

prospectus or final prospectus contained therein or any amendments or supplements thereto, any offering circular or other related registration statement or notification incident to any such registration, and any "free writing prospectus" (as defined in Rule 405 under the Securities Act) prepared by the Company, on behalf of the Company with its knowledge and consent, or used or referred to by the Company in connection with any underwritten offering pursuant to a registration statement filed under Section 1.2 or 1.3, or any "road show" (as defined in Rule 433 under the Securities Act) not constituting a "free writing prospectus" in connection with any underwritten public offering pursuant to a registration statement filed under Section 1.2 or 1.3, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation thereunder applicable to the Company in connection with any such registration, qualification, or compliance with respect to any Registrable Securities, and will reimburse each such Selling Holder, each of its Affiliates, officers, directors, managers, members, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred (and as incurred) in connection with investigating and defending or settling any such claim, action, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, action, loss, damage, liability, or expense arises out of or is based on:
(i) a Violation by the Company in reliance upon and in conformity with any untrue statement or omission set forth in written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein, unless such Holder (or underwriter as the case may be) timely provided to the Company additional information to correct the previously inaccurate or incomplete information, or (ii) such Holders' failure, if required, to deliver a copy of the registration statement or prospectus or any amendment or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same. It is agreed that the indemnity agreement contained in this
Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

            (b) Each Selling Holder will, if Registrable Securities held by such Selling Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify, severally and not jointly, the Company, its Affiliates, each of its directors, officers, legal counsel, accountants and representatives and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Selling Holder, and each of their Affiliates, officers, directors, managers, members, partners, legal counsel, accountants and representatives and each person controlling such Selling Holder or other stockholder, against all claims, actions, losses, damages and liabilities (joint or several) (or actions, proceedings or settlements in respect thereof) arising out of or based on any Violation, and will reimburse the Company and such Selling Holders, other stockholders, Affiliates, directors, officers, managers, members, partners, legal counsel, accountants, representatives, underwriters, or control persons for any legal or any other expenses reasonably incurred (as incurred) in connection with investigating and defending or settling any such claim, action, loss, damage, liability, or action, in each case to the extent but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is made in such registration statement, prospectus, offering circular, "free writing prospectus," "road show" not constituting a "free writing prospectus" or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder and stated to be specifically for use therein; provided, however, that the obligations of such Selling Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Selling Holder (which consent shall not be unreasonably withheld or delayed); provided further that in no event shall any indemnity under this Section 1.6(b) exceed the net proceeds from the offering received by such Selling Holder.

            (c) Each party entitled to indemnification under this Section 1.6 (the "INDEMNIFIED PARTY") shall give written notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party's expense, except that such participation by an Indemnified Party shall be at the expense of the Indemnifying Party if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such Indemnified Party and any other party represented by such counsel in such proceeding; provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of an unconditional release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

            (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, action, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, action, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, action, damage, or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution obligation of a Selling Holder hereunder exceed the net proceeds from the offering received by such Selling Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

            (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

      1.7 INFORMATION BY HOLDER. Each Selling Holder of Registrable Securities shall furnish to the Company such information regarding such Selling Holder and the distribution proposed by such Selling Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

      1.8 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (a) include such securities in any registration filed under this Section 1, unless under the terms of such agreement, (i) such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders which are included, or (ii) such registration rights are otherwise expressly subordinate to the registration rights granted under this Agreement or
(b) make a demand registration which could result in such registration statement being declared effective the earlier of either the date upon which the Company's first becomes eligible to use Form S-3 or within one hundred twenty (120) days following the effective date of a registration statement effected pursuant to
Section 1.2.

      1.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

            (a) make and keep public information regarding the Company available as those terms are understood and defined in Rule 144, at all times from and after the effective date of the registration statement relating to the Initial Public Offering;

            (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

            (c) so long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon written request a written statement as to the Company's compliance with the reporting requirements of Rule 144 (at any time from and after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed and information as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

      1.10 TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to a Holder by the Company under this
Section 1 may be transferred or assigned by such Holder:

            (a) to a transferee or assignee who is an Affiliate of the Holder; or

            (b) to a transferee or assignee who is not an Affiliate of the Holder, provided that such transfer represents no less than 15% of the Common Stock owned by Delek Group (directly or through its Affiliates) as of the date of closing of the Initial Public Offering;

provided, in either case, that (i) the Company is given written notice as soon as practicable, and in any case within fifteen (15) days, after such assignment or transfer, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, in the case of a Demand Assignment, specifying the number of demand registration rights, if any, that were so transferred or assigned and the number of unused demand registration rights retained by such Holder, and (ii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement.

      1.11 TERMINATION OF REGISTRATION RIGHTS. The rights to request registration of any Company securities pursuant to Sections 1.2 and 1.3 shall terminate as to any Holder upon the earliest of: (a) when all of the Registrable Securities may be sold in a single transaction during a single three (3) month period under Rule 144; and (b) when a Holder's Registrable Securities may be transferred under Rule 144(k) unless such Holder later becomes an affiliate of the Company (as defined in Rule 144) in which case such Holder's rights to request registration shall be revived until such Holder's rights otherwise terminate under this Section 1.11.

      1.12 CHANGES IN COMMON STOCK. If there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

      1.13 LOCK-UP ARRANGEMENTS. In consideration of the covenants and agreements of the Company contained herein, each Holder agrees that, in connection with any offering by the Company of its securities, whether for the account of the Company, any Holder, or any other holder of securities of the Company, such Holder shall, with respect to any Registrable Securities then held by such Holder which is not included in such offering, execute a customary "lock-up" agreement reasonably requested by the Company or, if such offering is an underwritten offering, by the underwriters in such offering; provided, however, that any such "lock-up" period shall not exceed 180 days (plus any conditional extension period customary in such "lock-up" agreements) after the initial sale of securities in such offering.

      1.14 COMPLIANCE WITH APPLICABLE LAW. Each Holder covenants that, in disposing of such Holder's shares of Common Stock, such Holder will comply with Regulation M and Rule 10b-5 (or any successor provisions) under the Exchange Act and all other requirements of applicable law.

SECTION 2.   MISCELLANEOUS.

      2.1 EFFECTIVENESS. This Agreement shall become effective on the date on which the purchase and sale of shares of Common Stock pursuant to the Initial Public Offering first occurs.

      2.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to conflicts of laws principles.

      2.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

      2.4 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and any previous agreement between the parties relative to the specific subject matter hereof is superseded by this Agreement. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the parties hereto.

      2.5 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile, delivered by an internationally recognized overnight courier or delivered by hand, addressed as follows:

            (a)   if to the Company:

                  Delek US Holdings, Inc.
                  830 Crescent Centre Drive, Suite 300
                  Franklin, Tennessee  37067
                  Facsimile:  (615) 224-1185
                  Attention:  General Counsel

            with a copy to (which shall not constitute notice):

                  Fulbright & Jaworski L.L.P.
                  666 Fifth Avenue
                  New York, New York  10103
                  Facsimile: (212) 318-3400
                  Attention: Mara H. Rogers, Esq.

            (b)   if to Delek Group:

                  Delek Group Ltd.
                  7 Giborei Israel Street

                  P.O. Box 8464
                  Industrial Zone South, Natanya 42504
                  Israel
                  Facsimile:  011 (972) 9-885-4955
                  Attention:  President

            with a copy to (which shall not constitute notice):

                  Delek Group Ltd.
                  7 Giborei Israel Street
                  P.O. Box 8464
                  Industrial Zone South, Natanya 42504
                  Israel
                  Facsimile:  011 (972) 9-885-4955
                  Attention:  General Counsel

            (c) if to any Holder other than Delek Group, to the address of such Holder furnished to the Company in writing from time to time.

      All such notices and other written communications shall be effective at the time of confirmed facsimile transmission, the next business day after the date of delivery to a representative of an internationally recognized overnight courier or the date of delivery in the case of by hand delivery, as the case may be.

      2.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of any Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Holders, shall be cumulative and not alternative.

      2.7 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      2.8 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

      2.9 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signatures.

      2.10 FURTHER ASSURANCES. The parties agree, from time to time and without further consideration, to execute and deliver such further documents and take such further actions as reasonably may be required to implement and effectuate the transactions contemplated in this Agreement.

      2.11 NO THIRD-PARTY BENEFICIARIES. Other than as provided for herein, this Agreement is intended to inure to the benefit of the Company and the Holders, and no other Person shall have any rights, express or implied, by reason of this Agreement.

                            [signature page follows]

      IN WITNESS WHEREOF, the Company and Delek Group have executed this Agreement on the date first above written.

                                   DELEK US HOLDINGS, INC.

                                   By:    /s/  Ezra Uzi Yemin
                                      ------------------------------------
                                   Name:  Ezra Uzi Yemin
                                   Title: President and Chief Executive Officer


                                   By:    /s/  Tony McLarty
                                      ------------------------------------
                                   Name:  Tony McLarty
                                   Title: VP of Human Resources

                                   DELEK GROUP LTD.


                                   By:    /s/  Ronel Ben-Dov
                                      --------------------------------
                                   Name:  Ronel Ben-Dov
                                   Title: VP and CFO


                                   By:    /s/  Asaf Bartfeld
                                      ---------------------------------
                                   Name:  Asaf Bartfeld
                                   Title: CEO